Exhibit 99.1


                            EMPLOYMENT AGREEMENT


John H. Williford ("Executive") and CNF Inc. ("Company"), for and in consideration of the mutual promises and covenants hereinafter set forth, do hereby enter into this Employment Agreement ("Agreement") as of June 4, 2005 (hereinafter, the "Effective Date").

   1.  Employment, Duties, and Responsibilities

     1.1   Employment

           Company hereby employs Executive and Executive accepts employment and agrees to serve as Executive Advisor to the Chairman of the Board of Company ("Chairman").

     1.2   Duties and Responsibilities

           Executive shall report directly to the Chairman and shall have such duties and responsibilities as may be assigned to him from time to time by the Chairman.

     1.3   Term

           This Agreement shall be effective from June 4, 2005 through January 6, 2006.

     1.4   Location of Employment

           Company shall provide Executive with use of an office at Company's headquarters when Executive's duties require that he discharge his assignments at that location. At other times, Company agrees that Executive may discharge his duties in a location that is mutually acceptable to Executive and the Chairman.

     1.5   Travel and Expense Reports

           Executive shall be eligible to engage in business travel, as requested by the Chairman, in accordance with Company's travel policies applicable to executive officers of Company as of the date such business travel is requested, and shall submit expense reports for approval by the Chairman.

   2.  Compensation and Benefits

     2.1   Base Salary

           Executive's annual base salary shall be Five Hundred Twenty Six Thousand Two Hundred Forty dollars, payable weekly through Company's payroll system, less withholdings required by law or otherwise authorized by Executive.

     2.2   Incentive Compensation

           For the period commencing on June 5, 2005 and ending on December 31, 2005, Executive shall be entitled to participate in Company's standard annual Incentive Compensation Plan. For the period from January 1, 2005 through June 4, 2005, Executive was entitled to participate in the standard annual Incentive Compensation Plan established for Menlo Worldwide, LLC. Executive's payment of incentive compensation for 2005, if any, shall be pro rated between Company's ICP plan and the ICP plan for Menlo Worldwide, LLC, at his participation factor for 2005 of 100% of his annual base salary, based on the number of weeks he was eligible to participate under each such plan.

     2.3   Lump Sum Payment

           Not later than ten (10) days following the end of the term of this Agreement, Company shall pay Executive a lump sum payment in the gross amount of Three Million One Hundred Fifty Thousand dollars, less withholdings required by law. The parties expressly agree that this lump sum payment shall not be counted as basic compensation for purposes of calculating any pension benefit for Executive pursuant to Company's defined benefit pension plan or Company's supplemental excess retirement plan.

     2.4   Benefits

           During the term of this Agreement, Executive shall remain eligible to participate in each of Company's qualified and non-qualified benefit plans in which he was an eligible participant immediately preceding the effective date of this Agreement, including Company's health plan, retirement plans, supplemental excess retirement plans, life insurance plans, long term care insurance plan, and deferred compensation plans; provided, however, that nothing in this Agreement shall be construed to limit Company's right to modify, amend or terminate any such plans according to their terms.

     2.5   Other Benefit Provisions

           The parties agree that, except as expressly provided herein, nothing in this Agreement shall be construed to limit, diminish, enlarge, or otherwise modify any vested or accrued rights Executive has, as of the date immediately preceding the Effective Date of this Agreement, under Company's vacation and/or PTO policies as well as Company's retirement plans, supplemental excess retirement plans, health plan, life insurance plans, long term care insurance plan (or discontinued plans in which Executive was a participant, but as to which Executive retains rights), including Company's: Value Management Plan for the three-year cycle ending on December 31, 2005; Deferred Compensation Plan for the years 2001 and 2002; and 1997 Equity and Incentive Plan, and equity grants thereunder. For avoidance of doubt, the parties agree that absent a termination by Executive without good reason, as provided in Section 4.1.2, below, or a termination by Executive to accept other employment, as provided in Section 4.1.3, below, all of Executive's outstanding stock options and restricted stock will continue to vest according to the time-based vesting schedule specified in each of Executive's stock option agreements or restricted stock award agreements.

     2.6   Company Automobile

           During the term of this Agreement, Executive shall continue to have the use of the Company-provided automobile available to him for his use immediately preceding the Effective Date of this Agreement, or, in the discretion of Company, a comparable replacement vehicle. Upon expiration of the term of this Agreement, or termination prior to the end of the term of this Agreement for any of the reasons provided in Section 4, below, Executive shall return to the Company any Company-provided vehicle available for his use at that time.

     2.7   Gross-Up Payment

           The parties agree that none of the payments or benefits to be received by Executive in connection with this Agreement will be subject to an Excise Tax and, accordingly, Executive agrees not to file a tax return reporting an Excise Tax with respect to such payments or benefits. If the Internal Revenue Service asserts such an Excise Tax, Company shall have the right to participate in the defense. If the Internal Revenue Service prevails, Company shall pay to Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the total payments of any federal, state, and local income and employment taxes and Excise Taxes upon the Gross-Up Payment, shall be equal to the total payments. For purposes of this Agreement, "Excise Tax" shall mean any excise tax imposed under *4999 of the Internal Revenue Code or its successors, specifically excluding without limitation (i) any federal, state, or local income tax or employment tax and (ii) any additional income tax payable pursuant to *409A of the Internal Revenue Code or its successors.

   3.  Covenants and Commitments By Executive

     3.1   Resignations

           Executive agrees that he shall, as of the Effective Date of this Agreement and in a form acceptable to Company, resign as an officer and/or director of CNF Inc. and each and every CNF Inc. subsidiary and affiliate as to which he was an officer and/or director as of the date immediately preceding the Effective Date of this Agreement. The parties agree that the foregoing resignations shall not adversely affect Executive's continued eligibility, level of benefits, or vesting in any benefit plan or program of Company to which Executive would have been entitled absent such resignations.

     3.2   Mutual Non-Disparagement

           Executive agrees that he shall not make, participate in the making of, or encourage any other person to make, any statements, written or oral, which criticize or disparage the goodwill or reputation of Company, any of its subsidiaries or affiliates or any of their respective past or present directors, officers, executives or employees. Company agrees that it shall use its best reasonable efforts to assure that none of its officers or directors make, participate in the making of, or encourage any other person to make, any statements, written or oral, which criticize or disparage Executive.




     3.3   Public Statements

           Executive agrees that during the term of this Agreement, he shall, only when requested in writing by the Chairman, make such public statements or comments about Company, its performance, or its business operations as may be requested by the Chairman, including but not limited to written or oral communications with any of Company's current or potential investors or any analysts of Company's publicly traded securities.

     3.4   Trade Associations

           Executive agrees that during the term of this Agreement, he shall, only when and as requested in writing by the Chairman, attend or participate in meetings, seminars, symposia or other functions sponsored by business or trade associations.

     3.5   Sales Events

           Executive agrees that during the term of this Agreement, he shall, only when and as requested in writing by the Chairman, attend or participate in sales events sponsored by Company or any of its subsidiaries or affiliates.

     3.6   Cooperation

           Executive agrees that during the term of this Agreement, he will comply fully with each and every reasonable request or instruction by the Chairman pertaining directly or indirectly to Executive's assigned duties.

     3.7   Protection of Confidential Information

           Executive agrees that he will not at any time, without the prior written consent of an authorized officer of Company, either directly or indirectly use, divulge or communicate to any person or entity, in any manner, any privileged, confidential, or proprietary information of any kind concerning any matters affecting or relating to Company's or its subsidiaries' or affiliates' business, except if the disclosure (i) is required by law, (ii) involves information which had been lawfully revealed to Executive by a third party having no attorney-client or other confidentiality obligation to Company, or
           (iii) involves information which is otherwise publicly available. This prohibition against disclosure includes, but is not limited to, Company's and its subsidiaries' and affiliates' legal matters, technical data, systems and programs, financial and planning data, business development or strategic plans or data, marketing or branding strategies, software development, product development, pricing, customer information, trade secrets, personnel information, and other privileged or confidential business information. Executive agrees to take every reasonable step to protect such privileged, confidential, or proprietary information from being disclosed to third parties. If Executive is required, or believes he may be required to disclose such privileged, confidential, or proprietary information pursuant to subpoena or other legal process, he will give Company prompt notice so that Company may object or take steps to prevent such disclosure.

     3.8   Cooperation Following Termination

           Executive agrees that he will, during the term of this Agreement and for so long thereafter as Company may require, fully cooperate with Company in handling its legal and other matters in which he was involved or about which he has knowledge, such as answering inquiries from Company or its counsel, testifying in depositions, hearings, and trials, and engaging in other efforts on behalf of Company and its subsidiaries and affiliates. Executive agrees that following the term of this Agreement, he will make himself available upon reasonable notice at reasonable times and places in order to prepare for giving testimony, and to testify at deposition, trial or other legal proceedings, without Company having to serve him with a subpoena. Executive further expressly agrees that following the term of this Agreement, he will not be entitled to compensation, of any type or in any amount, for any of this time expended in such proceedings; provided, however, that Company agrees to reimburse Executive for reasonable out-of-pocket costs and expenses he incurs as a result of his obligation to cooperate with Company as provided herein.

     3.9   Non-Solicitation

           Executive agrees that during the term of this Agreement and for one year following the Effective Date of this Agreement, he will
           (i) refrain from encouraging any employee of Company or any of its subsidiaries or affiliates to leave employment with Company, (ii) refrain from soliciting any employee of Company or any of its subsidiaries or affiliates to accept employment with any other business enterprise, (iii) refrain from encouraging or assisting any other person or entity in soliciting any employee of Company or any of its subsidiaries or affiliates to accept employment with any other business enterprise, and (iv) refrain from taking any other action that would cause any employee of Company or any of its subsidiaries or affiliates to leave their employment with Company, whether to work for or with Executive in some other business enterprise or otherwise.

   4.  Termination

     4.1   Termination By Executive

        4.1.1  For Good Reason

           Company agrees that during the term of this Agreement, any material failure by Company to comply with its obligations as specified in Section 2, above, that is not corrected within ten
           (10) days of receipt of written notice by Executive, shall constitute good reason for Executive to terminate this Agreement. The Parties further agree that termination for good reason by Executive shall entitle Executive to a lump sum payment in an amount equal to the sum of any and all amounts to which he would otherwise be entitled if this Agreement continued in full force and effect through its term, including without limitation the value of his base salary, incentive compensation, and the lump sum payment set forth in Section 2.3 above, the value of all benefits, and the value of any stock options or restricted stock grants that otherwise would vest on or prior to the end of the term of this Agreement, according to the time-based vesting schedule specified in each of Executive's stock option agreements or restricted stock award agreements, as if Executive continued his employment through the term of this Agreement.

        4.1.2  Without Good Reason

           Executive agrees that should he terminate this Agreement prior to the end of its term for any reason other than good reason, as specified above, including but not limited to his acceptance of employment by any other business enterprise without the prior consent of Company's board of directors, as provided in Section 4.1.3, below, Company shall have no obligation whatsoever to pay him any further amount under this Agreement and further agrees that any stock options or restricted stock grants that have not vested according to the time-based vesting schedule specified in each of Executive's stock option agreements or restricted stock award agreements, by the date of such termination, shall lapse.

        4.1.3  Acceptance of Other Employment

           In the event that Executive elects to terminate this Agreement by accepting employment with any other business enterprise, and provided that Company's board of directors has first determined, in its sole discretion, that such business enterprise is a non-competing business and therefore consents to Executive's termination prior to the end of the term of this Agreement, Executive shall be entitled to receive the lump sum payment specified in Section 2.3, above, not later than ten (10) days following receipt of written notice from Executive of his decision to accept such other employment. In the event that Executive elects to terminate this Agreement by accepting such other employment, Executive agrees that from and after the date of receipt by Company of his written notice to Company of such decision, Company shall have no obligation whatsoever to pay him any further amount under this Agreement (save only the lump sum payment as provided herein), and further agrees that any stock options or restricted stock grants that have not vested according to the time-based vesting schedule specified in each of Executive's stock option agreements or restricted stock award agreements, by the date of written notice from Executive of his decision to accept such other employment, shall lapse.

     4.2   Termination By Company

        4.2.1  For Cause

           Executive agrees that Company may terminate Executive's employment, and this Agreement, at any time during the Term of this Agreement for cause. For purposes of this Agreement, "cause" shall mean: (i) an intentional act of fraud or dishonesty by Executive in connection with his employment; (ii) Executive's conviction of any felony, or a misdemeanor involving dishonesty;
           (iii) an act of gross misconduct by Executive that is injurious or potentially injurious to Company; (iv) wrongful disclosure by Executive of confidential information, in contravention of his obligations in Section 3.7, above; (v) failure by Executive to refrain from acting as a consultant, agent or employee for any other business enterprise; and/or (vi) a willful failure by
           Executive to substantially perform his duties under this Agreement, provided that such failure results in significant harm to Company's business operations or impairment to Company's strategic plans, but excluding a failure resulting from Executive's complete or partial incapacity due to physical or mental illness or impairment, if such incapacity, illness or impairment is supported by documentation provided to Company by a licensed medical practitioner. Prior to terminating Executive's employment pursuant to clause (vi) herein, Company shall provide Executive written notice of his failure to perform his duties, stating specific examples of such failure, the nature of the harm to Company's business operations or impairment of Company's strategic plans, and specific corrective actions Executive must take to be in compliance. Further, prior to terminating Executive's employment pursuant to clause (vi) herein, Executive shall have a reasonable opportunity, not exceeding thirty (30) days from receipt of such notice to correct his failure. Any termination by Company for cause shall first be approved by Company's board of directors. In the event of termination by Company for cause, Executive agrees that Company's obligations shall be identical to its obligations as specified in Section 4.1.2, above.

        4.2.2  Without Cause

           Company agrees that in the event Company terminates this Agreement other than for cause, as specified above, Executive shall be entitled to the same payments and benefits as specified in Section 4.1.1, above.

     4.3   Severance

           Executive agrees that this Agreement shall supersede and extinguish any current or prior agreements with Company and/or its subsidiaries or affiliates for compensation or benefits that might otherwise be payable to Executive in the event of a change in control, including his Severance Agreement with Company and his Severance Agreement with Menlo Worldwide, LLC. Executive expressly waives any rights he may have under such agreements, including but not limited to any claim that any stock options or restricted stock awards are or were subject to accelerated vesting as a result of any change in control, or otherwise.

   5.  General Release and Waiver of Unknown Claims

     5.1   General Release

           In consideration of the foregoing benefits, and for other valuable consideration, Executive and his representatives, heirs, successors, and assigns do hereby completely release and forever discharge Company and any present or past subsidiaries and affiliates, and its and their present and former shareholders, officers, directors, agents, employees, attorneys, insurers, successors, and assigns (collectively, "Released Parties") from all claims, rights, demands, actions, obligations, liabilities, and causes of action of every kind and character, known or unknown, mature or unmatured, which Executive may now have or has ever had, whether based on tort, contract (express or implied), or any federal, state, or local law, statute, public policy, or regulation (collectively, "Released Claims"). By way of example and not in limitation of the foregoing, Released Claims shall include any claims arising under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act and any and all other federal, state and local equal employment opportunity laws; any claims for benefits or payments under his executive Severance Agreements with CNF Inc. and Menlo Worldwide, LLC, or any prior such agreements, including any claim that any stock options or restricted stock awards are or were subject to accelerated vesting as a result of any change in control, or otherwise; any statutory or common law claims asserting breach of contract, breach of the covenant of good faith and fair dealing, infliction of emotional distress, misrepresentation, interference with contract or prospective economic advantage, defamation, invasion of privacy, claims of retaliation, wrongful discharge, or wrongful termination; and any claims for benefits arising under welfare plans sponsored or adopted by Company and/or any affiliate. Executive likewise releases the Released Parties from any and all obligations for attorneys' fees incurred in regard to the above claims, or otherwise. Notwithstanding the foregoing, Released Claims shall not include (i) any claims based on obligations created by or reaffirmed in this Agreement; (ii) any obligation Company may have for any compensation earned by and due Executive for work performed on or prior to the Effective Date of this Agreement; and (iii) any claims for indemnification under Company's and/or its affiliates' By-laws or insurance contracts attributable to Executive's service as a director, officer or employee of Company and/or its affiliates (including indemnification for attorney's fees); (iv) claims arising out of acts or omissions on or after the date of Executive's execution of this Agreement; and (v) claims for industrial injury or illness arising under any workers' compensation law.

     5.2   Waiver of Unknown Claims

           The parties understand and agree that Released Claims include not only claims presently known to Executive, but also include all unknown or unanticipated claims, rights, demands, actions, obligations, liabilities, and causes of action of every kind and character that would otherwise come within the scope of Released Claims as described in Section 5.1 above. Executive understands that he may hereafter discover facts different from what he now believes to be true, which if known, could have materially affected this Agreement, but he nonetheless waives any claims or rights based on different or additional facts. Therefore, Executive waives any and all rights or benefits which he may now have, or in the future may have, under the terms of Section 1542 of the California Civil Code which provides as follows:

                A general release does not extend to claims which the Creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

   6.  Covenant Not to Sue

     Executive shall not sue or initiate against any Released Party any compliance review, action, or proceeding, or participate in the same, individually or as a member of a class, under any contract (express or implied), or any federal, state or local law, statute, or regulation pertaining in any manner to Released Claims. Executive agrees that in the event he brings any action or proceeding against Company in contravention of this Section 6, Company shall be entitled to recover its costs and reasonable attorney's fees incurred in defense of such action or proceeding.

   7.  Nonadmission

     The parties understand that this Agreement is, in part, a compromise settlement of disputed claims and that the furnishing of the consideration for this Agreement shall not be deemed or construed at any time or for any purpose as an admission of liability by Company. The liability for any and all claims is expressly denied by Company.

   8.  Integration

     This Agreement is final, complete, exclusive, unambiguous, and fully integrated with respect to its subject matter, such that no parol or other evidence shall be admissible to contradict, explain, or supplement this Agreement. All prior employment agreements, severance agreements, settlement agreements, negotiations, drafts, representations, stipulations, summaries, notices, and proposals by either party with respect to the subject matter of this Agreement are merged herein, extinguished, and superseded, except to the extent that the same have been expressly referred to in this Agreement as having continued effect.

     The parties understand and agree that this Agreement recites the sole consideration to be provided by Company to Executive and Executive's commitments and obligations to Company. Executive stipulates and agrees that no representation or promise has been made to Executive by Company, or any person or entity, except as recited expressly in this Agreement. All agreements and understandings between the parties concerning compensation, fees and benefits to be provided to Executive are embodied and expressed in this Agreement.

   9.  Assignment, Successors and Assigns

     Executive agrees that he will not assign, sell, transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement. Any such purported assignment, transfer, or delegation shall be null and void. Executive represents that he has not previously assigned or transferred any rights or obligations under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, successors, and permitted assigns. In the event of Executive's death prior to the end of the term of this Agreement, or prior to Executive's receipt of the payments and benefits to which he would be entitled by remaining employed through the term of this Agreement but for his death, Executive's estate shall be entitled to receive the same payments and benefits as provided in Section 4.1.1, above, provided, however, that Executive's estate shall not be entitled to (i) continued use of Executive's company car, (ii) payment of Executive's salary from the date of his death through the end of the term of this Agreement, (iii) payment of annual incentive compensation in excess of the amount pro-rated for Executive's employment prior to Executive's death, (iv) vesting of any restricted stock that would not, by the terms of any restricted stock award agreement, vest upon Executive's death, or (v) benefits in excess of benefits available pursuant to the terms of Company's benefits plans. This Agreement shall not benefit any other person or entity except as specifically enumerated in this Agreement.

   10.  Severability

     If any provision of this Agreement, or its application to any person, place, or circumstance, is held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable, or void, such provision shall be enforced to the greatest extent permitted by law, and the remainder of this Agreement and such provision as applied to other persons, places, and circumstances shall remain in full force and effect.






   11.  Governing Law

     This Agreement shall be governed by and construed in accordance with the laws of the State of California.

   12.  Interpretation

     This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. By way of example and not in limitation, this Agreement shall not be construed in favor of the party receiving a benefit or against the party responsible for any particular language in this Agreement. Captions are used for reference purposes only and should be ignored in the interpretation of this Agreement.

   13.  Attorneys Fees and Costs

     The parties agree that in the event of a breach of this Agreement or any provision thereof, the party who is found not to be in breach shall be entitled to recover costs and reasonable attorney's fees.

   14.  Arbitration of Disputes/Venue

     In  the  event  of  any  controversy  arising  from  or  concerning  the interpretation or application of this Agreement, including the arbitrability of such controversy, whether such controversy is grounded in common or statutory law, the parties agree that such controversy shall be resolved exclusively through binding arbitration in Santa Clara County, California before a single neutral arbitrator selected jointly by the parties. The parties agree that this Section 14 establishes a post-dispute arbitration agreement and stipulate, with the advice of counsel or the opportunity to obtain such advice, that the same is not an adhesive or unconscionable contract. The parties to the arbitration shall have all rights, remedies, and defenses available to them in a civil action for the issues in controversy. The Company shall be unconditionally responsible for the fees and expenses of the arbitrator. If, for any legal reason, a controversy subject to this Section 14 cannot be arbitrated as provided above, the parties agree that any civil action shall be brought in the United States District Court for the Northern District of California, San Jose Division, or, only if there is no basis for federal jurisdiction, in the Superior Court of the State of California in and for the County of Santa Clara, and that the prevailing party in any such action shall be entitled to recover costs and reasonable attorney's fees. The parties further agree that any such civil action shall be tried to the court, sitting without a jury. The parties knowingly and voluntarily waive trial by jury.



   15.  Representation by Counsel

     The parties acknowledge that (i) they have had the opportunity to consult with counsel in regard to this Agreement, (ii) they have read and understand the Agreement and they are fully aware of its legal effect, and (iii) they are entering into this Agreement freely and voluntarily, and based on each party's own judgment and not on any representations or promises made by the other party, other than those contained in this Agreement.

   16.  Notice

     Any written notice that Executive is required to provide by the terms of this Agreement shall be addressed to the Chairman of the Board of Company. Any written notice that Company is required to provide by the terms of this Agreement shall be addressed to Executive.

   The parties have duly executed this Agreement as of the dates set forth below.